SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

December 23, 2003
(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228	65-0507804

(State of other jurisdiction or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

(954) 760-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 Statement dated 12/23/2003

Item 5.   Other Events

      On December 23, 2003, BankAtlantic Bancorp, Inc. sent its shareholders informational material with respect to its spin-off to its shareholders of Levitt Corporation. The informational material contains a description of the spin-off and certain U.S. federal income tax consequences of the spin-off, as well as a brief description of Levitt Corporation and its common stock. A copy of the informational material is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits

      (c) Exhibits

          99.1    Statement dated December 23, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC

	By:	/s/ James A. White James A. White, Executive Vice President and Chief Financial Officer

Dated: December 30, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Statement dated December 23, 2003.